UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2006

Financial Security Assurance Holdings Ltd.
(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

31 West 52nd Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

(a)  On November 13, 2006, Financial Security Assurance Holdings Ltd. (the “Company”) issued a press release announcing its third quarter 2006 results and posted the press release to its website, http://www.fsa.com.  A copy of the press release is furnished herewith as Exhibit 99.1.

The November 13, 2006 press release also announced that the Company was posting that date to its website its current Operating Supplement.  A copy of the Company’s Quarterly Operating Supplement for the quarter ended September 30, 2006 is furnished herewith as Exhibit 99.2.

On November 13, 2006, the Company also posted to its website a quarterly letter from its Chairman and Chief Executive Officer.  A copy of that document, entitled “FSA Quarterly Letter from Robert P. Cochran, Chairman and Chief Executive Officer,” is furnished herewith as Exhibit 99.3.

Item 7.01.                                          Regulation FD Disclosure.

Members of management of the Company expect to present the information provided in Exhibit 99.4 herewith to investors and accordingly such information is being furnished herein in accordance with Regulation FD.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Financial Security Assurance Holdings Ltd. press release dated November 13, 2006.

99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the quarter ended September 30, 2006.

99.3	FSA Quarterly Letter dated November 13, 2006 from Robert P. Cochran, Chairman and Chief Executive Officer of Financial Security Assurance Holdings Ltd.

99.4	Investor Presentation Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Date: November 13, 2006	By:	/s/ Bruce E. Stern
Name: Bruce E. Stern
Title: General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Financial Security Assurance Holdings Ltd. press release dated November 13, 2006.

99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the quarter ended September 30, 2006.

99.3	FSA Quarterly Letter dated November 13, 2006 from Robert P. Cochran, Chairman and Chief Executive Officer of Financial Security Assurance Holdings Ltd.

99.4	Investor Presentation Information.